EXHIBIT 10.1

Memorandum of Understanding between Airborne Wireless Network and Electric Lightwave Holdings, Inc. dated December12, 2016.

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Airborne Wireless Network; The world's first airborne, fully meshed, digital super highway

Subject to Contract

Memorandum of Understanding

Between

Airborne Wireless Network.

4115 Guardian Street Suite C

Simi Valley, CA 93063

and

Electric Lightwave Holdings, Inc.

18110 SE St., Building One, Suite 100

Vancouver, WA 98683

This Memorandum of Understanding (“MOU”) sets forth the terms and understanding between the parties regarding the development of a defined portion of Airborne Wireless Network's ground based system infrastructure. Except as otherwise stated herein, this MOU is not intended to be and does not constitute a legally binding obligation of any party hereto, and no individual or entity will have any right so obligations of any kind what so ever relating to the transactions contemplated herein unless and until definitive documentation with respect thereto is executed and delivered.

Airborne Wireless Network, Inc. 4115 Guardian Street, Suite C, Simi Valley, California

info@airbornewirelessnetwork.com

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Airborne Wireless Network - Electric Lightwave Holdings, Inc.

Memorandum of Understanding

Purpose

This MOU establishes the mutually beneficial relationship between Airborne Wireless Network and Electric Lightwave Holdings, Inc., including any affiliate which controls, is controlled by or is under common control with Electric Lightwave Holdings, Inc. ("ELW"), including a trust ("ELW"), for the purpose of developing and supporting Airborne Wireless Network's ground based system infrastructure and offering defined benefits to Electric Lightwave Holdings, Inc.

Background

Airborne Wireless Network ("AWN") intends to develop the next generation of aircraft based, broadband connectivity. As part of its Infinitus Digital Super highway system development AWN’s business plan requires partnering with traditional data transfer companies. The company views this partnership as a logical step as ELW has an established network of fiber cables and data centers throughout the Western United States including a link to the Hawaiian Islands. This partnership will provide support for AWN's ground segments in this region. This agreement, once finalized, will allow the Infinit us Digital Super High way access to strategic real estate with in the Western US on which AWN may construct its ground stations and may connect to existing surface infrastructures.

Benefits

There are distinct benefits to both parties; these are defined as follows:

For Airborne Wireless Network -

1.	Access to ELW's 12500 miles of fiber cabling infrastructure in the Western US.

2.	Access to ELW's Data centers to facilitate AWN's system data traffic.

3.	Access to strategic ELW real estate on which AWN will construct its various ground stations within the Western US region.

4.	Assistance with, or referrals for Airborne Wireless Network throughout its testing phases to final system rollout.

5.	The ability to reach the milestones in Airborne Wireless Network’s business plan.

6.	Airborne Wireless Network's value increased with each milestone meet; access to an established surface data transfer infrastructure will be one of these milestones.

Airborne Wireless Network, Inc. 4115 Guardian Street, Suite C, Simi Valley, California

info@airbornewirelessnetwork.com

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Airborne Wireless Network - Electric Lightwave Holdings, Inc.

Memorandum of Understanding

For Electric Liqhtwave-

1.	Access to Airborne Wireless Network's Infintus Digital Super highway infrastructure.

2.	Significantly Increased Data Traffic and associated revenues.

3.	ELW receives additional trade recognition as being one of Airborne Wireless Network's pioneering partners.

Confidentiality

The terms of this MOU and au other discussions regarding this transaction shall remain strictly confidential, and subject the Mutual Non-Disclosure Agreement executed by the parties.

Duration

This MOU shall be valid until superseded by the final agreement between the parties.

Intent

It is the intent of this MOU to reach a definitive agreement by no later than December 30th 2016, or such later date which is practical for both parties.

Airborne Wireless Network, Inc. 4115 Guardian Street, Suite C, Simi Valley, California

info@airbornewirelessnetwork.com

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Airborne Wireless Network - Electric Lightwave Holdings, Inc.

Memorandum of Understanding

Contact Information

Airborne Wireless Network

J. Edward Daniels,

President

4115 Guardian Street, Suite C

Simi Valley, CA. 93063

Office +1805 583-4302

Electric Lightwave Holdings, Inc.

Name: _____________________

Title: ______________________

18110 SE 34th St. Building One, Suite 100

Vancouver, WA. 98683

Office

Airborne Wireless Network, Inc. 4115 Guardian Street, Suite C, Simi Valley, California

info@airbornewirelessnetwork.com

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